Exhibit 99.1

NEWS RELEASE Contact: Robinson Hicks Phone Number: 617-969-9192 Email: globalscape@corporateink.com

TappIn™ by Globalscape® Now Available on the Samsung Solutions ExchangeTM

Award-winning remote access solution offers secure and easy mobile access to sensitive files for the large, medium, and small enterprise

SAN ANTONIO, TX – December 10, 2013 – Samsung Telecommunications America, LLC’s (Samsung Mobile) business customers now have an easy and secure way to access company and personal files when they are not at the office. TappIn, a wholly owned subsidiary of GlobalSCAPE, Inc. (NYSE MKT: GSB), is now available on the Samsung Solutions Exchange, an online marketplace that addresses the needs of business owners by creating holistic mobile solutions on a robust portfolio of enterprise-grade Samsung Mobile devices.

TappIn, which has won numerous awards for its innovative approach to content sharing and remote access, provides employees with anytime, anywhere secure access to files and information. TappIn gives customers the ability to instantly access and securely share files, no matter where they're stored, whether on office or home computers, office servers, or TappIn’s OnTapp cloud storage. Unlike other solutions, TappIn users don’t waste time uploading and synching files across their mobile devices. Using SSL encryption to safeguard content, TappIn securely allows the sharing of files from any web browser on your desktop and from mobile devices across multiple operating systems.

“Today’s workforce needs instant access to content and information to be productive,” said Chris Hopen, President of TappIn. “In most organizations, though, digital content is stored everywhere, which can make it incredibly difficult for employees to access and privately share the files they need while working remotely. That’s the problem that TappIn solves in a secure, efficient, and cost-effective manner.”

The Samsung Solutions Exchange delivers a range of third-party offerings for a variety of industries that increase productivity and ROI, including but not limited to sales and management applications, mobile device management solutions, cloud services, collaboration tools, and security solutions, all designed to make it easier for enterprises to succeed in the new era of mobile business.

“We launched the Samsung Solutions Exchange to further enhance our ability to help enterprises adopt a mobile first philosophy,” said Timothy Wagner, Vice President and General Manager of Samsung Mobile’s Enterprise Business Unit. “TappIn is yet another example of Samsung Mobile’s commitment to delivering holistic solutions that are optimized on Samsung Mobile’s diverse portfolio of highly-desirable smartphones and tablets.”

TappIn is one of the initial launch members of Samsung Solutions Exchange. TappIn is also available for download through Samsung Apps.

To find out more about the benefits of Samsung Solutions Exchange for businesses and partners, visit www.samsung.com/us/enterprise. Start your free trial of TappIn by visiting TappIn.com.

Samsung, Samsung Solutions Exchange and Samsung Apps are trademarks of Samsung Electronics Co., Ltd. Android and Google Play are trademarks of Google Inc. Other company names, product names and marks mentioned herein are the property of their respective owners and may be trademarks or registered trademarks

About Globalscape

San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features EFT, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best in class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments and small businesses. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2012 calendar year, filed with the Securities and Exchange Commission on March 28, 2013.